UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2007

HS3 TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-117874

(Commission File Number)

20-3598613

(IRS Employer Identification No.)

1800 Boulder Street – Suite 600, Denver, Colorado, USA 80211

(Address of principal executive offices and Zip Code)

(303) 455-2550

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non Reliance on Previously Issued Financial Statements.

On May 14, 2007, we came to the conclusion that our unaudited interim financial statements of our company for quarter ended December 31, 2006 included in the Form 10-QSB quarterly report filed on February 13, 2007 should not be relied upon. The reason for this conclusion was our realization that, in the quarter ending March 31, 2007, management determined that the Company excluded the recording of 800,000 shares of common stock, valued at $248,000, issued to consultants in the second quarter ending December 31, 2006. Thus, the Company will restate its previously filed 10QSB for the period ending December 31, 2006. We anticipate that our sales & marketing expense for the quarter ended December 31, 2006 will increase by $248,000. As a result of the revision to our accounting treatment for the item discussed above, we anticipate shortly filing amended 10-QSB’s for the interim periods affected. The financial statements for the period ending March 31, 2007 reflect the expense as incurred in the appropriate period.

Our authorized officers discussed the matters disclosed in this Item 4.02 filing with our independent auditors May 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HS3 TECHNOLOGIES INC.

/s/ Mark Lana

Mark Lana

President and Director

May 17, 2007

CW1211753.1